UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2005 (October 31, 2005)

Kaman Corporation
(Exact name of registrant as specified in its charter)

Connecticut
(State or other jurisdiction of incorporation)
0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)
1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of principal executive offices)	(Zip Code)

(860) 243-7100
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

On October 31, 2005, the Company announced that, in connection with its previously disclosed litigation, the court has entered an order finding in favor of the Company with respect to Mason Capital's claim that the Company's proposed recapitalization should be subject to a "supermajority" vote described below. The court has, however, enjoined the Company from closing the recapitalization until December 1, 2005 in order to provide Mason Capital with time to seek further relief in the Second Circuit.

As previously described, Mason Capital is seeking to stop the proposed recapitalization unless and until the proposed recapitalization is approved by two "supermajority votes," one vote of 80% of the holders of the Company's Class B common stock, and a second, separate vote of two-thirds of the disinterested holders of the Company's Class B common stock.

On October 11, 2005, the Company held separate meetings of the Class A and Class B shareholders at which the proposed recapitalization was approved by both classes of shareholders. It remains the Company's intention to close the recapitalization as soon as possible if the current injunction expires and there is no other injunction or stay in place that would preclude closing

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Further detail on the proposed recapitalization and recapitalization agreement can be found in the recapitalization agreement, which was filed as Exhibit 2.1 to a Form 8-K filed by the Company on June 8, 2005, proxy statement, which was filed on September 2, 2005 and mailed to shareholders shortly thereafter and prospectus supplement, which was filed on September 30 and mailed to shareholders shortly thereafter.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press Release, dated October 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KAMAN CORPORATION

By: /s/ Robert M. Garneau
Robert M. Garneau Executive Vice President and Chief Financial Officer

Dated: October 31, 2005

INDEX TO EXHIBITS

Exhibit 99.1	Press Release, dated October 31, 2005

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